CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 39 to the Registration Statement on Form N-6 (“Registration Statement”) (File No. 033-23251) of our reports dated April 12, 2012 and April 13, 2012 relating to the financial statements of Phoenix Life Variable Universal Life Account and Phoenix Life Insurance Company, respectively which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts

April 26, 2012